June 3, 2009


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549


Re:  Authorization to Sign Section 16 and Rule 144 Forms


I am a Director of General Electric Company ("GE") and, until further written notice, I hereby individually authorize Michael R. McAlevey (GE's Vice President and Chief Corporate, Securities & Finance Counsel), Lori Zyskowski (GE's Corporate and Securities Counsel), Christoph Pereira (GE's Senior Corporate, Securities and Finance Counsel), and Eliza W. Fraser (GE's Associate Corporate Counsel) to sign on my behalf any Form 4, Form 5, Form 144 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.


Very truly yours,


s/Ralph S. Larsen
Ralph S. Larsen



STATE OF FLORIDA)
					) ss
COUNTY OF COLLIER)



Subscribed and sworn to before me on this the 3rd of June, 2009.




s/Roxanne L. Fechter
Name: Roxanne L. Fechter
Notary Public
My commission expires May 17, 2013